UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018 (May 2, 2018)

GREEN SPIRIT INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building No. 3, P.E. 606, int. Jose Efron Ave.

Dorado, Puerto Rico 00646

(Address of principal executive offices) (zip code)

(214) 808-8649

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Agreements for Purchase of Real Estate Property

On May 2, 2018, Andalucía 511, LLC (“Andalucía”), a wholly-owned subsidiary of Green Spirit Industries Inc. (the “Company”), simultaneously entered into two deed of sale agreements for the purchase of certain real estate property located in Puerto Rico with McLeary 51, Inc. (the “Seller”): (i) one for the purchase of a parcel of land (the “Land Deed”); and (ii) one for the purchase of a building (the “Building Deed”).

Parcel of Land

Pursuant to the Land Deed, Andalucía purchased certain real estate property located at 1864 Calle McLeary, San Juan, Puerto Rico 00911 and consisting of approximately 423 square meters of land with a parking lot located thereon, from the Seller for total cash consideration of $350,000. The cost of the deed of sale, notarial fee, transfer tax and registration will be paid by Andalucía.

The foregoing summary of the Land Deed does not purport to be complete and is qualified in its entirety by reference to the complete text of the Land Deed, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Building - B-Well Healing Center

Pursuant to the Building Deed, Andalucía purchased certain real estate property located at 51 Calle McLeary, San Juan, Puerto Rico 00911 and consisting of approximately 525 square meters of land with a building located thereon (the “Building”), from the Seller for total cash consideration of $800,000. The cost of the deed of sale, notarial fee, transfer tax and registration will be paid by Andalucía. The Building is currently leased by a third-party for the operation of a medical cannabis dispensary under the name “B-Well Healing Center.”

The foregoing summary of the Building Deed does not purport to be complete and is qualified in its entirety by reference to the complete text of the Building Deed, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Sublease Agreement

On May 3, 2018, The Company’s majority-owned subsidiary, Sunset Connect Oakland, LLC (“Sunset Connect”) entered into a sublease agreement (the “Sublease”), effective May 1, 2018, with CPlex, LLC, a California limited liability company (“CPLEX), pursuant to which Sunset Connect will sublease from CPLEX approximately 25,000 usable square feet of space in the building located at 685 85th Avenue, Oakland, California (the “Sublease Premises”). Sunset intends to occupy the Sublease Premises for the purpose of cultivating and manufacturing cannabis and cannabis-related products.

CPLEX currently leases approximately 106,500 rentable square feet, which consists of approximately 80,000 usable square feet, pursuant to an AIR Commercial Real Estate Association Standard Industrial/Commercial Multi-Tenant Lease-Net, dated March 28, 2016, amended and restated as of August 9, 2016, by and between Kenneth W. Morris, Trustee under Revocable Trust Agreement dated April 10, 1986 (the “Master Lease”). The Sublease provides for a term of five (5) years (the “Term”), commencing on May 1, 2018 (the “Commencement Date”) and ending on the fifth anniversary of the Commencement Date (the “Expiration Date”), unless sooner terminated in accordance with the terms of the Sublease. On the Expiration Date, Sunset Connect shall have the option to renew the Sublease for an additional term of two (2) years and eleven (11) months, with such additional term expiring on March 30, 2026 (which is on or about the expiration date of the Master Lease).

The rights and obligations of Sunset Connect will be subject to the terms of the Master Lease. Pursuant to the Sublease, Sunset Connect will pay CPLEX an initial monthly base rent of approximately $56,250, or an annual base rent of approximately $675,000, which will increase annually by approximately four percent (4.0%), plus additional monthly fees to cover Sunset Connect’s share of certain operating expenses relating to the Sublease Premises, including utilities, property taxes, insurance, maintenance and security.

In connection with the execution of the Sublease, Sunset Connect delivered to CPLEX a cash security deposit in the amount of $112,500 to be held as security for the full and faithful performance by Sunset Connect of the terms, covenants and conditions of the Sublease. In addition, Sunset Connect paid an advance of the first three (3) months of rent in the amount of $168,750.

The Sublease contains customary default provisions incorporated by reference from the Master Lease allowing CPLEX to terminate the Sublease if Sunset Connect fails to cure a breach of any of its obligations within specified time periods. Sunset Connect may not assign or further sublease all or any part of the Sublease Premises.

The foregoing summary of the Sublease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sublease, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Deed of Sale – Land (Parcel 8,224), dated May 2, 2018
10.2	Deed of Sale – Building (Parcel 13,906), dated May 2, 2018
10.3	Sublease Agreement, dated May 3, 2018, by and between Sunset Connect Oakland, LLC and CPlex, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN SPIRIT INDUSTRIES INC.

Dated: May 9, 2018	By:	/s/ Thomas Gingerich
	Name:	Thomas Gingerich
	Title:	Chief Financial Officer